Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

BLUE OWL CAPITAL INC.

BLUE OWL FINANCE LLC*

BLUE OWL CAPITAL GP HOLDINGS LLC*

BLUE OWL CAPITAL GP LLC*

BLUE OWL CAPITAL HOLDINGS LP*

BLUE OWL CAPITAL CARRY LP*

BLUE OWL CAPITAL GROUP LLC*

BLUE OWL GPSC HOLDINGS LLC*

BLUE OWL CAPITAL GP HOLDINGS LP*

BLUE OWL GP STAKES GP HOLDINGS LLC*

BLUE OWL REAL ESTATE HOLDINGS LP*

BLUE OWL REAL ESTATE GP HOLDINGS LLC*

BLUE OWL CAPITAL HOLDINGS LLC*

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Class A common stock, par value $0.0001 per share(3)(4)	Rule 456(b) and Rule 457(r)(2)	(1)	(1)	(1)	(2)	(2)
	Equity	Shares of preferred stock(3)(4)	Rule 456(b) and Rule 457(r)(2)	(1)	(1)	(1)	(2)	(2)
	Debt	Debt Securities(3)(4)(5)	Rule 456(b) and Rule 457(r)(2)	(1)	(1)	(1)	(2)	(2)
	Other	Guarantee of Debt Securities(3)(4)(5)(6)	Rule 456(b) and Rule 457(r)(2)	(1)	(1)	(1)	(2)	(2)
	Other	Depositary Shares(3)(4)	Rule 456(b) and Rule 457(r)(2)	(1)	(1)	(1)	(2)	(2)
	Other	Warrants(3)(4)	Rule 456(b) and Rule 457(r)(2)	(1)	(1)	(1)	(2)	(2)
	Other	Units(3)(4)	Rule 456(b) and Rule 457(r)(2)	(1)	(1)	(1)	(2)	(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	Unallocated (Universal) Shelf		415(a)(6)	(2)		$1,000,000,000			S-3	333-265660	June 16, 2022	$92,700

	Total Offering Amounts					$1,000,000,000		N/A

	Total Fees Previously Paid							N/A

	Total Fees Offsets							N/A

	Net Fee Due							N/A

*	Co-Registrant
(1)

There is being registered hereby such indeterminate number or amount, as the case may be, of securities as may from time to time be issued at indeterminate prices. The securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies.

(2)

In accordance with Rule 415(a)(6) under the Securities Act of 1933, as amended, this registration statement carries over $1,000,0000,000 of unsold securities previously registered under the Registrant’s shelf registration statement on Form S-3 (Registration No. 333-265660), filed with the U.S. Securities and Exchange Commission on June 16, 2022 (which we refer to as the “Prior Registration Statement”), and the Registrant hereby offsets any registration fee that may be due under this registration statement by the amount of the registration fee (which we refer to as the “Previously Paid Registration Fee”) associated with the $1,000,0000,000 of unsold securities previously registered under the Prior Registration Statement. Except with respect to the Previously Paid Registration Fee, which is being carried over to this registration statement, the Registrant is deferring payment of the registration fee required in connection with this registration statement, and will pay any additional registration fees subsequently in advance or on a “pay-as-you-go” basis, in reliance on Rules 456(b) and 457(r) under the Securities Act. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the effectiveness of this registration statement.

(3)	Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities.
(4)	An indeterminate number of shares of Class A common stock, par value $0.0001 per share, may be issued from time to time upon exercise, conversion or exchange of other securities.
(5)	Debt securities may be issued by the Registrant and/or any of the Co-Registrants and may be issued without guarantees or may be guaranteed by one or more of the Co-Registrants.
(6)	No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to the guarantees.